For the semi-annual period ended January 31, 2003
File number 811-09439

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   Strategic Partners Large Cap Value Fund (JPMIM segment)

1.   Name of Issuer
	CIT Group

2.   Date of Purchase
	07/01/2002

3.   Number of Securities Purchased
	900

4.   Dollar Amount of Purchase
	$20,700

5.   Price Per Unit
	$23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Goldman Sachs

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER



Lehman Brothers
J.P. Morgan Securities
Banc of America Securities
Credit Suisse
Salomon, Smith, Barney
Merrill Lynch
Bear, Stearns, & Co.
CIBC World Markets Corp.
Deutsche Bank
UBS Warburg
Wachovia Securities
Banca IMI S.p.A.
ABN Amro Rothschild
BNP Paribas Securities
Barclays Bank
Commerzbank Capital Markets
RBC Dain Rauscher
ING Barings
Mizuho International
BNY Capital Markets
BMO Nesbitt Burns Corp.
Blaylock & Partners
Credit Lyonnais Securities
Dresdner Kleinwort Wasserstein
Fleet Securities
SG Cowen Securities
U.S. Bancorp Piper Jaffray
The Williams Capital Group
BOE Securities
The Buckingham Research Group
Legg Mason Wood Walker
Neuberger Berman
Sandler O'Neil & Partners
Scotia Capital (USA) Inc.
TD Securities
WesLB Panmure Securities
Cantor Fitzgerald
Keefe Bruyette & Woods
McDonalds Investments
Samuel A. Ramierez & Co.
Muriel Siebert & Company
Sturdivant & Company
Utendahl Capital Partners